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                                                                    EXHIBIT 10.6


                           INDEMNIFICATION AGREEMENT
                           -------------------------


     This Indemnification Agreement ("Agreement") is made as of this ___ day of ___, 1997 by and between Boston Properties, Inc., a Delaware corporation (the "Company"), Boston Properties Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), Boston Properties Management, Inc., a Delaware corporation (the "Development and Management Company," and, together with the Company and the Operating Partnership, "Indemnitors") and
                                                                   -------
("Indemnitee").

     WHEREAS, Indemnitors desire to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors and/or executive officers of one or more of such Indemnitors; and

     WHEREAS, Indemnitors recognize Indemnitee's need for protection against personal liability, and in order to assure Indemnitee's continued service to one or more of such Indemnitors, Indemnitors wish to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee.

     NOW, THEREFORE, Indemnitors and Indemnitee hereby agree as follows:

     1.   Indemnification.
          ---------------

          (a) Third-Party Proceedings.  Indemnitors shall indemnify Indemnitee
              -----------------------
to the full extent permitted now or hereafter by applicable law, as from time to time amended, subject to the exceptions provided in Section 8 of this Agreement. Without limiting the foregoing but subject to the provisions of this Agreement, Indemnitors shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Indemnitors) by reason of Indemnitee's past, present or future service as a director or executive officer of any Indemnitor, or, at any such Indemnitor's request, of another enterprise or entity in which any Indemnitor had, directly or indirectly, an interest at the time of such service, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by Indemnitors, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with investigating, preparing for, defending or settling such action or proceeding. Indemnitors hereby agree to indemnify Indemnitee's spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children (including by way of adoption) as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to Indemnitee hereunder for claims arising out of the status of such person as a spouse or child of Indemnitee, including claims seeking damages from marital property (including community property) or property held by Indemnitee


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and such spouse or property transferred to such spouse or child. The indemnification provided under this Agreement may not be amended, modified or limited in a manner adverse to the rights of Indemnitee without the consent of Indemnitee, and Indemnitee shall be deemed to be serving in his capacity as an officer and/or director of any Indemnitor in reliance on the terms of this Agreement.

          (b) Proceedings By or in the Right of Indemnitors.  Subject to the
              ---------------------------------------------
provisions of this Agreement, Indemnitors shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of Indemnitors or any subsidiary of Indemnitors to procure a judgment in its favor by reason of Indemnitee's past, present or future service as a director or officer of any Indemnitor, or, at any such Indemnitor's request, of another enterprise or entity in which any Indemnitor had, directly or indirectly, an interest at the time of such service, against expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with investigating, preparing for, defending or settling such action or proceeding.

     2.   Expenses; Indemnification Procedure.
          -----------------------------------

          (a) Advancement of Expenses.  Indemnitors shall advance all expenses
              -----------------------
incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined, in accordance with Section 2(c), that Indemnitee is not entitled to be indemnified by Indemnitors as authorized hereby. The advances to be made hereunder shall be paid by Indemnitors to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to Indemnitors.

          (b) Notice/Cooperation by Indemnitee.  Indemnitee shall, as a
              --------------------------------
condition precedent to his right to be indemnified under this Agreement, give Indemnitors notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Such notice shall contain the written affirmation of Indemnitee that the standard of conduct necessary for indemnification hereunder has been satisfied. Notice to any Indemnitor shall be directed to the President and Chief Operating Officer of the Company in the manner provided in Section 13 hereof. Indemnitee shall give each Indemnitor such information and cooperation as it may reasonably require and as shall be within Indemnitee's power. A delay in giving notice under this Section 2(b) shall invalidate the Indemnitee's right to indemnity under this Agreement only to the extent that such delay prejudices the defense of the claim or the availability to Indemnitors of insurance coverage for such claim.

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

          (c) Procedure.  Any indemnification provided for in Section 1 shall be
              ---------
made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under, respectively, any provision of the Company's Certificate of Incorporation or Bylaws, the Operating Partnership's Agreement of Limited Partnership, or the Development and Management Company's Certificate of Incorporation or Bylaws, providing for indemnification, is not paid in full by the applicable Indemnitor within forty-five (45) days after a written request for payment thereof that complies with the requirements of this Agreement has first been received by such Indemnitor, Indemnitee may, but need not, at any time thereafter bring an action against such Indemnitor to recover the unpaid amount of the claim and, subject to Section 12 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct that made it permissible under applicable law for such Indemnitor to indemnify Indemnitee for the amount claimed, but Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if such Indemnitor contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of such Indemnitor (including its Board of Directors or general partner, as applicable, any committee or subgroup of the Board of Directors, independent legal counsel or its equity holders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by such Indemnitor (including its Board of Directors or general partner, as applicable, any committee or subgroup of the Board of Directors, independent legal counsel or its equity holders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

          (d) Notice to Insurers.  If, at the time of the receipt of a notice of
              ------------------
a claim pursuant to Section 2(b) hereof, Indemnitors have directors' and officers' liability insurance in effect, Indemnitors shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. Indemnitors shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

          (e) Selection of Counsel.  In the event Indemnitors shall be obligated
              --------------------
under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, Indemnitors, unless Indemnitee determines that a conflict of interest exists between the Indemnitee and Indemnitors with respect to a particular claim, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After

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delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by Indemnitors, Indemnitors will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding; provided that (i) Indemnitee
                                                   --------
shall have the right to employ his own separate counsel in any such proceeding in addition to or in place of any counsel retained by Indemnitors on behalf of Indemnitee at Indemnitee's expense, and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by Indemnitors, (B) Indemnitee shall have concluded that there may be a conflict of interest between Indemnitors and Indemnitee in the conduct of any such defense, or (C) Indemnitors shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of Indemnitors.

     3.   Nonexclusivity of Indemnification Rights.  The indemnification
          ----------------------------------------
provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation or Bylaws, the Operating Partnership's Agreement of Limited Partnership, the Development and Management Company's Certificate of Incorporation or Bylaws, any agreement, any vote of equity holders or disinterested Directors, applicable law, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

     4.   Partial Indemnification.  If Indemnitee is entitled under any
          -----------------------
provision of this Agreement to indemnification by Indemnitors for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, Indemnitors shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

     5.   Mutual Acknowledgment.  Both Indemnitors and Indemnitee acknowledge
          ---------------------
that in certain instances, federal law or applicable public policy may prohibit Indemnitors from indemnifying their respective directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that Indemnitors have undertaken and may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of Indemnitors' right under public policy to indemnify Indemnitee.

     6.   Directors' and Officers' Liability Insurance.  The Company currently
          --------------------------------------------
intends to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement, subject to its good faith determination from time to time whether or not it is practicable for the Company to obtain or maintain such insurance. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors' and officers' liability

                                       4
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insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

     7.   Severability.  Nothing in this Agreement is intended to require or
          ------------
shall be construed as requiring Indemnitors to do or fail to do any act in violation of applicable law. Indemnitors' inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then Indemnitors shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

     8.   Exceptions.  Any other provision herein to the contrary
          ----------
notwithstanding, Indemnitors shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee in the following circumstances:

          (a) Excluded Acts.  Each Indemnitor shall not be obligated to
              -------------
indemnify Indemnitee for any acts or omissions or transactions from which a person serving in Indemnitee's capacity with respect to such Indemnitor may not be relieved of liability under the jurisdiction of such Indemnitor's organization;

          (b) Claims Initiated by Indemnitee.  Indemnitors shall not be
              ------------------------------
obligated to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law in accordance with Section 1(b) hereof, but such indemnification or advancement of expenses may be provided by any Indemnitor in specific cases if such Indemnitor's Board of Directors or general partner, as applicable, has approved the initiation or bringing of such suit;

          (c) Insured Claims.  Indemnitors shall not be obligated to indemnify
              --------------
Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) to the extent that Indemnitee has otherwise actually received payment, or payments have been made on behalf of Indemnitee, with respect to such expense or liability (under any insurance policy, provision of the Company's Certificate of Incorporation or Bylaws, the Operating

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Partnership's Agreement of Limited Partnership, the Development and Management
Company's Certificate of Incorporation or Bylaws, or otherwise) of amounts otherwise indemnifiable hereunder; or

          (d) Claims Under Section 16(b).  Indemnitors shall not be obligated to
              --------------------------
indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

     9.   Construction of Certain Phrases.
          -------------------------------

          (a) For purposes of this Agreement, references to "Indemnitors" shall
                                                             -----------
include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          (b) For purposes of this Agreement, references to "another enterprise"
                                                             ------------------
or "other enterprises" shall include employee benefit plans; references to
    -----------------
"fines" shall include any excise taxes assessed on Indemnitee with respect to an
------
employee benefit plan; and references to "serving at the request of Indemnitors"
                                          -------------------------------------
shall include any service as a director, officer, employee or agent of Indemnitors which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

          10.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall constitute an original and all of which together shall constitute a single agreement.

          11.  Successors and Assigns.  This Agreement shall be binding upon
               ----------------------
Indemnitors and their respective successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

          12.  Attorneys' Fees.  In the event that any action is instituted by
               ---------------
Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of Indemnitors under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

          13.  Notice.  All notices, requests, demands and other communications
               ------
under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to any party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

          14.  Choice of Law.  This Agreement shall be governed by and its
               -------------
provisions construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                      BOSTON PROPERTIES, INC.



                                         By:__________________________________

                                            Name:
                                            Title:

                                         Address:
                                            8 Arlington Street
                                            Boston, MA 02116


                                      BOSTON PROPERTIES LIMITED
                                      PARTNERSHIP

                                         By:  Boston Properties, Inc.,
                                              as General Partner


                                           By:________________________________

                                              Name:
                                              Title:

                                           Address:
                                            8 Arlington Street
                                            Boston, MA 02116


                                      BOSTON PROPERTIES MANAGEMENT, INC.


                                           By:________________________________

                                              Name:
                                              Title:

                                         Address:
                                            8 Arlington Street
                                            Boston, MA 02116

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AGREED TO AND ACCEPTED:


INDEMNITEE:



---------------------------------------------
________

Address:


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